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                                                               EXECUTION VERSION

                             RESEARCH, ADVISORY AND

                         INVESTMENT MANAGEMENT AGREEMENT

                              RREEF AMERICA L.L.C.

                 AN AFFILIATE OF DEUTSCHE ASSET MANAGEMENT, INC.

                             875 N. MICHIGAN AVENUE

                                   41ST FLOOR

                             CHICAGO, ILLINOIS 60611

                                                            As of April 28, 2006

Deutsche Asset Management International GmbH

     We have entered into a Research, Advisory and Investment Management Agreement with Deutsche Asset Management, Inc. ("DAMI") dated April 28, 2006, under which DAMI has delegated to RREEF America L.L.C. ("RREEF") substantially all of its duties under a subadvisory agreement (the "Subadvisory Agreement") dated as of November 23, 2002, as amended from time to time, between DAMI and John Hancock Investment Management Services, LLC (f/k/a Manufacturers Security Services, LLC) (the "Adviser"), a Delaware limited liability company, on behalf of Global Real Estate Trust (the "Fund"), pursuant to which DAMI acts as a subadviser to the Fund. A copy of the Subadvisory Agreement has been previously furnished to you. In furtherance of such duties to the Fund, and with the approval of the Fund, we wish to avail ourselves of your investment advisory and investment management services. Accordingly, with the acceptance of the Fund, we hereby agree with you as follows for the duration of this Agreement:

     1. We hereby appoint you as an investment manager to supervise and direct the investment and reinvestment (the "Investments") with respect to securities of companies primarily located in the following geographic region(s) (the "Territory"): Europe and Africa (the Investments in the Territory are sometimes referred to herein as the "Portfolio"). In carrying out your investment advisory and investment management duties hereunder, you will comply with the objectives, guidelines and restrictions (the "Investment Guidelines) as may be agreed upon by you and us from time to time, and also with the investment restrictions outlined in the Fund's registration statement filed with the United States Securities and Exchange Commission, as the same may be amended from time to time. The Investment Guidelines may be amended at any time by written agreement between you and us. You shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.

          Subject to the Investment Guidelines, you are authorized to deal with the Investments in any way (including, without limitation, the purchase, sale, conversion or exchange of securities, the purchase or sale of subscription rights, the purchase or sale of foreign exchange, the exercise, purchase or sale of option rights, and entering into futures contracts in such markets as it considers appropriate), as well as to carry out all other customary actions which appear to you to be appropriate in relation to the investment or reinvestment of the Investments. Transactions in any market are subject to the standard conditions, practices, usages and regulations, prevailing at such market.

          We agree that you are authorized to place orders directly with brokers and dealers as permitted by the Investment Guidelines. We agree that you may select brokers and dealers for execution of transactions relating

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to the Investments at your sole discretion in accordance with the principle of best execution and in accordance with the Investment Guidelines. In making such selection, you will consider not only the available securities' prices, commission charges and other fees, but also other relevant factors (such as, without limitation, execution capabilities, research, statistical and other services provided to you by such brokers or dealers) affecting the transaction price.

          Brokerage and research services provided to you by brokers include not only general research services but also specialized services such as First Call, Telerate, Reuters, Bloomberg, Quotron and Topic. Research services received consist of company analysis, technical analysis, company news, market news and economic and market research. All of these services provided to you and for which we agree that you shall be entitled to retain the value are reviewed regularly and are provided to your clients as appropriate assistance to the investment-decision making process of you.

          We agree that you may from time to time direct trades to brokers which have provided specific brokerage or research services for the benefit of your clients; in addition, we agree that you generally plan each year to allocate trades effected on behalf of your clients among brokers which provide superior brokerage and research services for the benefit of your clients.

          We agree that you will not be responsible for exercising any voting rights relating to any of the Investments. We further agree that you will not provide any legal advice or act for us in any class action proceedings involving Investments or issuers of securities of Investments held in the Portfolio.

          In dealings with third parties you will, as our authorized representative, act in our name and for our account. We shall provide you with any specific authorization or certification you may require.

     2. We agree to pay to you, as compensation for the services to be rendered by you pursuant to this Agreement, a monthly fee to be calculated as provided in this Section 2. Your fee will be a percentage of the monthly fee received by us (through DAMI) under the Subadvisory Agreement. The percentage of the fee that you will receive will be based upon the FTSE EPRA / NAREIT Global Real Estate Index (the "Index"). Your fee will be calculated by multiplying the total monthly fee received by RREEF under the Subadvisory Agreement by the proportion of total real estate investments in the Index which are attributed to your Territory (as measured based upon the latest articulation of the Index prior to the payment date). We will, within ten (10) days following our receipt of the fees paid to us under the Subadvisory Agreement, calculate the dollar value of your monthly fee and transmit the same to you in United States Dollars.

          In the event that this Agreement is terminated for any reason, RREEF will use the date of termination as the measurement date for the purpose of determining the percentage of fees owed to you. Such fees will be prorated by the number of days during the month of termination on which you perform the services provided for herein. Any excess fees held by RREEF after such calculations are made will be divided amongst RREEF and the other Regional Subadvisers in accordance with the Index and formula listed above.

          We will indemnify you for all taxes, duties, charges, fees and expenses (including, without limitation, broker fees, dealer fees, clearing bank fees, and legal fees) you incur as a result of your services hereunder. The obligations contained in this sub-clause shall survive the termination of the Agreement.

          We agree to work with you, in order to make our relationship as productive as possible for the benefit of the Fund, to further the development of your ability to provide the services contemplated by Section 1. To this end we agree to work with you to assist you in developing your research techniques, procedures and analysis. We may from time to time furnish you with informal memoranda reflecting our understanding of our working procedures with you, which will be agreed to by each of us and may be revised as you work with us pursuant to this Agreement. We agree not to furnish, without your consent, to any person other than our personnel and directors and representatives of the Fund any tangible research material that is prepared by you, that is not publicly available, and that has been stamped or otherwise clearly indicated by you as being confidential.

          You agree to treat the Fund's portfolio holdings as confidential information in accordance with the Fund's "Policy Regarding Disclosure of Portfolio Holdings", as such policy may be amended from time to time, and to prohibit your employees from trading on any such confidential information. We agree that upon

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DAMI's notification to us of any amendments to the Fund's "Policy Regarding
Disclosure of Portfolio Holdings," we will notify you of the same.

     3. You shall be entitled to sub-delegate, where necessary, the performance of any or all of the services hereunder to any member of a company controlled by Deutsche Bank AG ("Group Companies") only if and when you have received our prior written consent to so sub-delegate such services, and we agree that our written consent shall not be unreasonably withheld. In no event will we provide you with our written consent to sub-delegate the performance of your services hereunder if we determine the sub-delegation of the performance of your services hereunder would be in violation of the Fund's Prospectus and/or Statement of Additional Information filed with the United States Securities and Exchange Commission or the U.S. Investment Company Act of 1940, as amended, or the U.S. Investment Advisers Act of 1940, as amended, or any other applicable law or regulation.

     4. You agree that you will not make a short sale of any capital stock of the Fund, or purchase any share of the capital stock of the Fund otherwise than for investment.

     5. Your services to us are not to be deemed exclusive and you are free to render similar services to others, except as otherwise provided in Section 1 hereof.

     6. We agree to furnish you with any information with respect to the Investments which you may reasonably require. We further agree to provide you promptly upon the signing of this Agreement with all evidence of the necessary power and authority of us and the persons signing the Agreement on behalf of us to bind us in relation to dealings with you, to provide you with a list of specimen signatures of persons entitled to act on behalf of us in all dealings with you, and to supply copies to you of any consents required in relation to the entering into of this Agreement and the performance of your obligations hereunder.

          Except as agreed between the parties, all information exchanged under this Agreement shall be treated as confidential and shall not be disclosed to third parties (excluding Group Companies and the custodian) except as required by law.

          We agree that you are authorized to record every telephone conversation held with your Advised Portfolio Group or Fund Management Department. We agree to the recording and its storage for a limited period of time. We will inform our employees integrated in this working process accordingly and obtain their agreement with such recording. We will oblige such employees not to provide any third person with the telephone numbers of your Advised Portfolio Group or Fund Management Department.

     7. You represent and warrant that you are registered as an investment advisor under the U.S. Investment Advisers Act of 1940, as amended. You agree to maintain such registration in effect during the term of this Agreement. You further agree to immediately notify us should you receive information that your status as a registered investment advisor under the U.S. Investment Advisers Act of 1940, as amended, ceases.

     8. You shall not receive any compensation in connection with the placement or execution of any transaction for the purchase or sale of securities or for the investment of funds on behalf of the Fund, unless prior to your receipt of such compensation we have been notified and have informed you of our determination that you are authorized to receive a commission, fee or other remuneration for acting as broker in connection with the sale of securities to or by the Fund. In no event will we provide you with such a determination if we believe the payment to you of any commission, fee, or other remuneration for acting as a broker would be in violation of the Fund's Prospectus and/or Statement of Additional Information filed with the United States Securities and Exchange Commission or the U.S. Investment Company Act of 1940, as amended, or any other applicable law or regulation.

     9. You agree that you will not consult with any other subadviser engaged by Adviser with respect to transactions in securities or other assets concerning the Fund or another fund advised by Adviser, except to the extent such consultation is made with respect to the Fund(s) with another affiliated adviser in the Group Companies, or to the extent we have been notified of your desire to consult another subadviser and we have informed you of our determination that such consultation is permissible and appropriate. In no event will we provide you with such a determination if we believe your consultation with any other subadviser engaged by

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Adviser would be a violation of the Fund's Prospectus and/or Statement of
Additional Information filed with the United States Securities and Exchange Commission or the U.S. Investment Company Act of 1940, as amended.

     10. We agree that you may rely on information reasonably believed by you to be accurate and reliable. We further agree that neither you nor your officers, directors, employees or agents shall be subject to any liability to RREEF America L.L.C. for any act or omission in the course of, connected with or arising out of any services to be rendered hereunder except by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties or by reason of reckless disregard of your obligations and duties under this Agreement. We acknowledge and agree that we are responsible for all of you acts and omissions in performing the services under this Agreement.

     11. This Agreement shall remain in effect until April 28, 2008 and shall continue in effect thereafter, but only so long as such continuance is specifically approved at least annually by the affirmative vote of (i) a majority of the members of the Fund's Board of Trustees who are not interested persons of the Fund, you or us, cast in person at a meeting called for the purpose of voting on such approval, and (ii) a majority of the Fund's Board of Trustees or the holders of a majority of the outstanding voting securities of the Fund. This Agreement may nevertheless be terminated at any time, without penalty, by the Fund's Board of Trustees or by vote of holders of a majority of the outstanding voting securities of the Fund, upon 60 days' written notice delivered or sent by registered mail, postage prepaid, to you, at your address given in Paragraph 13 hereof or at any other address of which you shall have notified us in writing, or by you upon 60 days' written notice to us, and shall automatically be terminated in the event of its assignment or of the termination (due to assignment or otherwise) of the Subadvisory Agreement, provided that an assignment to a corporate successor to all or substantially all of your business or to a wholly-owned subsidiary of such corporate successor which does not result in a change of actual control or management of your business shall not be deemed to be an assignment for purposes of this Agreement. Any such notice shall be deemed given when received by the addressee.

     12. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by either party hereto. It may be amended by mutual agreement, but only after authorization of such amendment by the affirmative vote of (i) the holders of a majority of the outstanding voting securities of the Fund; and (ii) a majority of the members of the Fund's Board of Trustees who are not interested persons of the Fund, you or us, cast in person at a meeting called for the purpose of voting on such approval. Any required shareholder approval shall be effective with respect to the Fund if a majority of the outstanding voting securities of the Fund vote to approved the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of (a) any other fund affected by the amendment or (b) all of the portfolios of the John Hancock Trust.

     13. Any notice hereunder shall be in writing and shall be delivered in person or by facsimile (followed by mailing such notice, air mail postage paid, the day on which such facsimile is sent).

     Addressed

         If to RREEF America L.L.C., to:
             RREEF America L.L.C.
             Floor 26
             101 California Street
             San Francisco, Ca 94111
             Attention: Marlena Casellini
                        Managing Director, Chief Operating Officer
             (Facsimile No. 1.415.392.4648)

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         With a copy to:

             RREEF America L.L.C.
             875 N. Michigan Avenue
             41st Floor
             Chicago, IL 60611
             Attention: Barry H. Braitman
                        Managing Director
             (Facsimile No. 1.312.266.9346)

         If to Deutsche Asset Management International GmbH, to:

             __ Floor
             Mainzer Landstra(beta)e 178-190
             Frankfurt am Main, Germany
             Attention: Mr. Michael Koch
                        Director
             (Facsimile No.)

or to such other address as to which the recipient shall have informed the other party.

          Notice given as provided above shall be deemed to have been given, if by personal delivery, on the day of such delivery, and if by facsimile and mail, the date on which such facsimile and confirmatory letter are sent.

     14. This Agreement shall be construed in accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the U.S. Investment Company Act of 1940, as amended, or the U.S. Investment Advisers Act of 1940, as amended. As used herein the terms "interested person," "assignment," and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the U.S. Investment Company Act of 1940, as amended.

     15. Notwithstanding anything in this Research, Advisory and Investment Management Agreement to the contrary, you are not and shall not become by virtue of this Research, Advisory and Investment Management Agreement an agent of the Adviser or of the Fund.

     16. The Agreement and Declaration of Trust, a copy of which, together with all amendments thereto (the "Declaration") is on file in the Office of the Secretary of State of The Commonwealth of Massachusetts provides that the name "John Hancock Trust" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of John Hancock Trust shall be held to any personal liability, nor shall resort be had to their private property, for the satisfaction of any obligation or claim, in connection with the affairs of John Hancock Trust or any portfolio thereof, but only the assets belonging to John Hancock Trust, or to the particular portfolio with respect to which such obligation or claim arose, shall be liable.

     17. Upon execution of this Agreement, you shall provide the Adviser with your written policies and procedures, or summaries thereof ("Compliance Policies"), as required by Rule 206(4)-7 under the Investment Advisers Act. Throughout the term of this Agreement, you shall submit to the Adviser: (i) no less frequently than annually any material changes (or summaries thereof) to the Compliance Polices, (ii) no less frequently than the next regular report to the Adviser, notification of any litigation or investigation that, in your reasonable determination, would have a material impact on your ability to perform your obligations under this Agreement,

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and (iii) no less frequently than the next regular report to the Adviser, notification of any material compliance matter that, in your reasonable determination, relates to the services provided by you to the Fund, including but not limited to any material violation of the Compliance Polices, the commencement or results of any regulatory examination conducted, or periodic testing of the Compliance Polices, provided that any such notification and/or disclosure required herein is not prohibited by applicable law. Throughout the term of this Agreement, you shall provide the Adviser with any certifications, information and access to personnel and resources (including those resources that will permit testing of the Compliance Policies by the Adviser) that the Adviser may reasonably request to enable the Fund to comply with Rule 38a-1 under the Investment Company Act, provided, however, that the provision of such certifications, information and access is not prohibited by applicable law. You may deliver to DAMI all reports, summaries, notifications, certifications, and other information you are required by this paragraph to deliver to the Adviser, and DAMI will then coordinate and deliver the same to the Adviser on your behalf.

                      [Signature Page Immediately Follows]

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If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart hereof and return the same to us.

                                          Very truly yours,

                                          RREEF AMERICA L.L.C.


                                          By: /s/ Chris Hughes
                                              ----------------------------------
                                          Name: Chris Hughes
                                          Title: Managing Director

The foregoing agreement is hereby accepted as of the date first above written.

                                          Deutsche Asset Management
                                          International GmbH


                                          By: /s/ Goring
                                              ----------------------------------
                                          Name: Goring
                                          Title: Managing Director


                                          By: /s/ Koch
                                              ----------------------------------
                                          Name: Koch
                                          Title: Director


Accepted:

Global Real Estate Trust


By: /s/ John G. Vrysen
    --------------------------------